EXHIBIT 21

FIRSTENERGY CORP.

LIST OF SUBSIDIARIES OF THE REGISTRANT
AT DECEMBER 31, 2006

Ohio Edison Company - Incorporated in Ohio

The Cleveland Electric Illuminating Company - Incorporated in Ohio

The Toledo Edison Company - Incorporated in Ohio

FirstEnergy Properties Company - Incorporated in Ohio

FirstEnergy Ventures Corp. - Incorporated in Ohio

FirstEnergy Facilities Services Group, LLC - Incorporated in Ohio

FirstEnergy Securities Transfer Company - Incorporated in Ohio

FirstEnergy Service Company - Incorporated in Ohio

FirstEnergy Solutions Corp. - Incorporated in Ohio

MARBEL Energy Corporation - Incorporated in Ohio

FirstEnergy Nuclear Operating Company - Incorporated in Ohio

FE Acquisition Corp. - Incorporated in Ohio

American Transmission Systems, Inc. - Incorporated in Ohio

FELHC, Inc. - Incorporated in Ohio

Jersey Central Power & Light Company - Incorporated in New Jersey

Metropolitan Edison Company - Incorporated in Pennsylvania

Pennsylvania Electric Company - Incorporated in Pennsylvania

GPU Capital, Inc. - Incorporated in Delaware

GPU Diversified Holdings, LLC - Incorporated in Delaware

GPU Nuclear, Inc. - Incorporated in New Jersey

GPU Power, Inc. - Incorporated in Delaware

FirstEnergy Telecom Services, Inc. - Incorporated in Delaware

FirstEnergy Foundation - Incorporated in Ohio

Exhibit Number 21, List of Subsidiaries of the Registrant at December 31, 2006, is not included in the printed document.